APPENDIX B

ADMINISTRATION AGREEMENT

FEE SCHEDULE

The Trust on behalf of each Fund will pay the Administrator in United States Dollars following the last day of each month the unpaid balance of a fee equal to the sum of all the daily administrative service fee accruals from the previous month. The daily administrative service fee accrual is calculated on a daily basis by multiplying a Fund’s net assets by the rate set forth below next to the name of the Fund share class and dividing that product by the number of days in that year; provided, however, that in respect of any Fund where the fee payable hereunder varies by class of shares, the daily administrative service fee accrual is calculated on a daily basis by multiplying the Fund’s net assets attributable to each class of shares by the rate set forth below in respect of that class and dividing that product by the number of days in the year, and aggregating all such amounts so defined. The Administrator will be entitled to receive during any month such interim payments of its fee under this Agreement as it will request, provided that no such payment will exceed 75 percent of the amount of its fee then accrued on the books of a Fund and unpaid.

The “average daily net assets” of each Fund will mean the average of the values placed on the Fund’s net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the Investment Company Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of each Fund will always be determined pursuant to the applicable provisions of the Trust’s Declaration, as amended from time-to-time and the Registration Statement. If the determination of net asset value for a Fund does not take place for any particular day, then for the purposes of this Agreement, the value of the net assets of the Fund as last determined will be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund’s portfolio may be lawfully determined on that day. If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day will be deemed to be the sole determination thereof on that day for the purposes of this Agreement.

Fund	Share Classes	Fee Rate
State Street Institutional Liquid Reserves Fund	Class M Shares	0.03%
	All other share classes	0.05
State Street Institutional Tax Free Money Market Fund	All share classes	0.05%
State Street Institutional U.S. Government Money Market Fund	Class G Shares	0.01%
	All other share classes	0.05%
State Street Institutional Treasury Money Market Fund	All share classes	0.05%
State Street Institutional Treasury Plus Money Market Fund	All share classes	0.05%
State Street Equity 500 Index Fund	All share classes	0.05%
State Street Global Equity ex-U.S. Index Fund	All share classes	0.05%
State Street Aggregate Bond Index Fund	All share classes	0.05%
State Street Strategic Real Return Fund	All share classes	0.05%
State Street Target Retirement 2015 Fund	All share classes	0.05%
State Street Target Retirement 2020 Fund	All share classes	0.05%
State Street Target Retirement 2025 Fund	All share classes	0.05%
State Street Target Retirement 2030 Fund	All share classes	0.05%
State Street Target Retirement 2035 Fund	All share classes	0.05%
State Street Target Retirement 2040 Fund	All share classes	0.05%
State Street Target Retirement 2045 Fund	All share classes	0.05%
State Street Target Retirement 2050 Fund	All share classes	0.05%
State Street Target Retirement 2055 Fund	All share classes	0.05%
State Street Target Retirement 2060 Fund	All share classes	0.05%

State Street Target Retirement Fund	All share classes	0.05%
State Street Global Managed Volatility Fund	All share classes	0.05%
State Street Opportunistic Emerging Markets Fund	All share classes	0.05%
State Street Small Cap Emerging Markets Equity Fund	All share classes	0.05%
State Street Clarion Global Infrastructure & MLP Fund	All share classes	0.05%
State Street Global Macro Absolute Return Fund	All share classes	0.05%
State Street Clarion Global Real Estate Income Fund	All share classes	0.05%
State Street Green Bond Fund	All share classes	0.05%
State Street ESG Emerging Markets Fund	All share classes	0.05%
State Street Macro Absolute Return Bond Fund	All share classes	0.05%
State Street Income Allocation Fund	All share classes	0.05%
State Street Multi-Asset Real Return Fund	All share classes	0.05%
State Street Global Allocation Fund	All share classes	0.05%

Updated June 19, 2014: Added State Street Equity 500 Index Fund, State Street Global Equity ex-U.S. Index Fund, State Street Aggregate Bond Index Fund and State Street Strategic Real Return Fund.

Updated February 10, 2015: Added State Street Target Retirement 2015 Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Target Retirement Fund, State Street Global Managed Volatility Fund, State Street Opportunistic Emerging Markets Fund, State Street Small Cap Emerging Markets Equity Fund, State Street Clarion Global Infrastructure & MLP Fund, State Street Global Macro Absolute Return Fund, State Street Clarion Global Real Estate Income Fund, State Street Green Bond Fund, State Street ESG Emerging Markets Fund, State Street Macro Absolute Return Bond Fund, State Street Income Allocation Fund, State Street Multi-Asset Real Return Fund and State Street Global Allocation Fund.